Exhibit 99.1

AMENDMENT TO THE

MEDIA GENERAL, INC.

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN (SERP)

FIRST: The Introduction to the SERP is amended, effective September 24, 2009, to add the following sentence to the end of the first paragraph thereof:

Years of Service (in Plan) earned after January 31, 2010, shall not increase benefits accrued under the Plan after that date provided, however, that a Participant’s age as of his termination of employment will be considered for purposes of determining Participant’s benefits under the Plan.

SECOND: Article IV of the SERP is amended effective September 24, 2009, to replace the first sentence of the last paragraph of subsection (d) with the following:

Notwithstanding the foregoing, effective with respect to benefits that commence being paid on and after January 31, 2010, the applicable benefit percentage listed in the above table used to determine a Participant’s benefit under Article IV(b) will be based on the lesser of his Participant’s Years of Service (in Plan) as of January 31, 2010, or as of his Separation from Service, rather than the Participant’s Years of Service (in Plan) as of his Separation from Service.